Exhibit 4.2

NEITHER THE SECURITIES REPRESENTED HEREBY NOR THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED(THE"SECURITIESACT'), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE  TRANSFERRED  UNLESS (1) A REGISTRATION  STATEMENT  WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES  LAWS, OR (2) THE COMPANY  RECEIVES  AN OPINION OF COUNSEL TO THE HOLDER OF THIS WARRANT OR SUCH SECURITIES,  WHICH  COUNSEL  AND  OPINION  ARE  REASONABLY SATISFACTORY  TO  THE  COMPANY,  THAT  THIS  WARRANT  OR  SUCH SECURITIES, AS APPLICABLE, MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.

THE TRANSFER OF THIS WARRANT IS RESTRICTED AS DESCRIBED HEREIN.

ASSURED PHARMACY, INC. Warrants for the Purchase of

Shares of Common Stock, Par Value $0.001 Per Share

No. _________________

THIS CERTIFIES that, for consideration, the receipt and sufficiency of which are hereby acknowledged, and other value received _______________(the"Holder") is entitled to subscribe for, and purchase from, ASSURED PHARMACY, INC., a Nevada corporation (the "Company"), upon the terms and conditions set forth herein, at any time or from time to time on or after the date hereof(the "Effective  Time") until 5:00P.M. New York City local time on the tenth anniversary of the Effective Time (the "Exercise Period''), an aggregate of _______________ shares of common stock, par value $0.001 per share (the "Common Stock') of the Company.  This Warrant is initially exercisable at a price per share equal to $0.0005, subject to adjustment as provided herein; provided, however, that upon the occurrence of any of the events specified in Section 8 hereof, the rights granted by this Warrant, including the exercise price and the number of shares of Common Stock to be received upon such exercise, shall be adjusted as therein specified.  The term "Exercise Price" shall mean, depending on the context, the initial exercise price (as set forth above) or the adjusted exercise price per share. In addition, this Warrant shall be exercisable on a "cashless" or net issuance basis, as described herein.

As used herein, the term "this  Warrant'  shall mean and include this Warrant  and any Warrant or Warrants hereafter issued as a consequence of the exercise or transfer of this Warrant in whole or in part.    Each share of Common Stock issuable upon the exercise hereof shall  be hereinafter referred to as a "Warrant Share".

1.            (a)           Subject to the terms of this Warrant,  this Warrant maybe exercised  at any time  in  whole  and from  time  to time  in  part,  at the option  of the Holder,  on or after  the Effective Time and on or prior to the end of the Exercise Period.  This Warrant shall initially be exercisable in whole or in part for an aggregate of __________ shares of common stock fully paid and nonassessable shares of Common Stock for an exercise price per share equal to the Exercise Price, by delivery to the Company at its corporate office, or at such other place as is designated in writing by the Company, of:

(i)        a completed  Election  to Purchase,  in the form  set  forth  in Exhibit  I, executed by the Holder exercising  all or part of the purchase rights represented by this Warrant;

(ii)       this Warrant;

(iii)       if this  Warrant  is not  registered  in the name  of the initial  registered Holder,  an  assignment   in  the  form  set  forth  in  Exhibit  II  hereto  evidencing the assignment  of this Warrant  to the current Holder;  and

(iv)      subject  to  the  Holder's right  to  elect  to  exercise  this  Warrant  on  a cashless  basis  pursuant  to Section  I (b) hereof,  payment  of an amount  equal  to the product  of the Exercise  Price multiplied by the number  of shares  of Common  Stock being  purchased  upon  such  exercise  in  the  form  of,  at the Holder's option,  (A) a certified  or bank cashier's check  payable  to the Company,  or (B) a wire transfer  of funds to an account designated  by the Company.

(b)            The Holder may, at its option, elect to exercise this Warrant, in whole or in part and at any time or from time to time, on a cashless basis, by complying with clauses (i) through (iii) of Section 1(a), and canceling a portion of this Warrant in payment of the Exercise Price payable in respect of the number of Warrant Shares purchased upon such exercise. In the event of an exercise pursuant to this Section 1(b), the number of Warrant Shares issued to the Holder shall be dete1mined according to the following formula:

  X= Y(A-B)
A

Where:	X =	the number of Warrant Shares that shall be issued to the Holder;

Y =
the number of Warrant Shares for which this Warrant is being exercised (which shall include both the number of Warant Shares issued to the Holder and the number of Warrant Shares subject to the portion of the Warrant being cancelled in payment of the Exercise Price);

	A =	the Fair Market Value (as defined below) of one Warrant Share; and

The "Fair Market Value" per Warrant Share shall be determined in accordance with Section 1(c) hereof.

(c)       As used herein:

(i)        "Fair  Market  Value"  of a security  shall  mean, on any given day, the average of the closing prices of such security's  sales on all securities exchanges on which such security may at the time be listed on such day, or, if there has been no sales on any such exchange on such  day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on such day such security is not so listed, the average of the representative bid and asked prices quoted on the over-the-counter bulletin board (the"OTCBB")  as of 4:00P.M., New York time, or, if on such day such security is not quoted on the OTCBB, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter  market  as reported by the PinkSheet, LLC, or any similar successor organization. If at any time such security is not listed on any securities exchange or quoted on the OTCBB or the over-the-counter market, the "Market Price" shall be as determined by the Board of Directors in good faith, absent manifest error.

(d)        The foregoing notwithstanding, if on the last day of the Exercise Period, the Fair Market Value of a Warrant Share exceeds the Exercise Price for such Warrant Share, to the extent this Warrant has not been previously exercised, cancelled or forfeited, the Warrant shall be deemed to have been exercised automatically by the Holder on such date on a cashless exercise basis in accordance with Section 1(b), above.

2.         Upon each exercise of the Holder's rights to purchase Warrant Shares, the Holder shall be deemed to be the holder of record of the Warrant Shares, notwithstanding that the transfer books of the Company shall then be closed or certificates representing the Warrant Shares with respect to which this Warrant was exercised shall not then have been actually delivered to the Holder.  As soon as practicable after each such exercise of this Warrant, the Company shall issue and deliver to the Holder a certificate or certificates representing the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee.   If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a Warrant evidencing the right of the Holder to purchase the balance of the aggregate number of Warrant Shares purchasable hereunder as to which this Warrant has not been exercised or assigned.

3.         Any Warrants issued upon the transfer or exercise in part of this Warrant shall be numbered and shall be registered in a warrant register (the"Warrant Register") as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such Warrant on the part of any other person, and shall not be liable for any registration of transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Warrant shall be transferable on the books of the Company only upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer.  In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his, her, or its authority shall be produced.  Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto.  This Warrant may be exchanged, at the option of the Holder thereof, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares (or portions thereof), upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause Warrants to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Securities Act of 1933, as amended (the "Securities Act'), and the rules and regulations thereunder.

4.            The Company shall pay all federal and state taxes (other than taxes on income of the Holder), documenta1y taxes, stamp taxes, if any, and other governmental charges that may be imposed upon the issuance or delivery of this Warrant or upon the issuance or delivery of Warrant Shares upon the exercise of this Warrant,  provided, however, that the Company shall not be required to pay any taxes payable in connection with any transfer involved in the issuance or delivery of any Warrants or Warrant Shares in a name other than that of the Holder in respect of which such Warrant Shares are issued.   The Company may refuse to deliver the certificates representing  the Warrant Shares being issued in a name other than the Holder's  name until the Company receives a sum sufficient to pay any tax that will be due because such shares are to be issued in a name other than the Holder's  name.

5.            (a)   The Company  shall at all times reserve and keep  available  out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the Warrants, such number of shares of Common Stock as shall, from time to time, be sufficient therefor. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from  all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue), without any personal liability attaching to the ownership thereof and will not be issued in violation of any preemptive or similar rights of stockholders. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the trading market upon which the Common Stock may be listed.

(b)       The transfer agent for the Common Stock and every subsequent transfer agent for any  of  the  Company's securities issuable upon   the  exercise of  this  Warrant  shall   be irrevocably authorized  and directed at all times to reserve such number of authorized securities  as shall be required  for such purpose.  The Company shall keep a copy of this Warrant on file with the transfer  agent for the Common Stock and with every subsequent transfer  agent for shares  of the Company's securities issuable upon the exercise of this Warrant. The Company shall supply such transfer agent with duly executed certificates representing the Common Stock or other securities for such purposes.

(c)        The Company shall not by any action including,  without  limitation,  amending its articles  of incorporation or through  any reorganization, transfer  of assets, consolidation, merger, dissolution, issue or sale of securities  or any other voluntary  action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant; but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or  appropriate to protect  the  rights  of the  Holder  against  impairment.    Without  limiting  the generality  of the foregoing,  the  Company  will (a) not  increase  the par value  of any shares  of Common Stock receivable  upon the exercise of this Warrant  above the amount payable therefor upon such exercise immediately prior to such increase in par value, and (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

6.         The Company will (i) obtain and keep effective any and all permits,  consents  and approvals  of Federal or state governmental agencies and authorities  and make all filings  under Federal  and state securities laws, that are required in connection with the issuance and delivery of this Warrant,  the exercise  of this Warrant,  and the issuance  and delivery of the Warrant  Shares issued  upon exercise of this Warrant, and (ii) have the Warrant Shares, upon their issuance, listed on each  securities  exchange  on which  the Common  Stock  (or any other securities  included  in Warrant  Shares)  are then listed.

7.         If the Company purchases or otherwise acquires this Warrant,  the Company shall cancel this Warrant, and any Warrant surrendered  for exchange, substitution, transfer or exercise in whole or in part.

8.           The Exercise Price for the Warrants in effect from time to time, and the number of Warrant Shares issuable upon exercise of the Warrants, shall be subject to adjustment as follows:

(a)        If the Company,  at any time while this Warrant  is outstanding:  (A) pays a stock dividend  or otherwise make a distribution or distributions on shares of its Common Stock or any other  equity  or  equity  equivalent  securities  payable  in shares  of  Common  Stock  (which,  for avoidance of doubt, shall not include any shares of Common Stock issued by the Company pursuant to this Warrant),  (B) subdivides outstanding shares  of Common  Stock into  a larger number  of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller  number of shares, or (D) issues by reclassification of shares of the Common  Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator  shall be the number of shares of Common  Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment made pursuant to this Section 8(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b)       When any adjustment is required to be made in the Exercise Price pursuant to subsection 8(a), the number of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to product of the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment multiplied by the Exercise Price in effect immediately prior to such adjustment, by (ii) the Exercise Price in effect immediately after such adjustment.

(c)       Upon the occurrence of each adjustment or readjustment of the Exercise Price pursuant to this Section 8, the Company at its expense shall, as promptly as reasonably practicable but in any event not later than fifteen (15) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property for which this Warrant shall be exercisable and the Exercise Price) and showing in detail the facts upon which such adjustment or readjustment is based.  The Company shall, as promptly as reasonably practicable after the written request at any time of the Holder (but in any event not later than 15 days thereafter), furnish or cause to be furnished to the Holder a certificate setting forth (i) the Exercise Price then in effect and (ii) the number and class or series of Warrant Shares and the amount, if any, of other securities, cash or property which then would be received upon the exercise of this Warrant.

(d)           All calculations under tins Section 8 shall be made to the nearest 1/100th of a cent or the nearest 1/100th of a share, as the case may be.

(e)       The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall pay the value thereof to the Holder in cash on the basis of the Fair Market Value per Warrant Share, as determined pursuant to subsection 1(b) above.

9.         Unless registered, the Warrant Shares issued on exercise of the Warrants shall be subject to a stop transfer order and the certificate or certificates representing the Warrant Shares shall bear the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT''), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO  IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THEHOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION AREREASONABLY SATISFACTORY TO THE COMPANY, THAT SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.

10.      The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like date, tenor and denomination, in lieu of such Warrant or stock certificate.

11.       (a)       The Holder of any Warrant shall not have, solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

(b)       No provision hereof, in the absence of affirmative action by Holder to Warrant Shares, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of such Holder for the purchase price of any Common Stock or as a stockholder of Company, whether such liability is asserted by Company or by creditors of Company.

12.      Promptly upon the appointment of any subsequent transfer agent of the Common Stock, or any other securities issuable upon the exercise of this Warrant, the Company will deliver to the Holder a statement setting forth the name and address of such subsequent transfer agent.

13.      All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telecopier, or (iii) one business day after being deposited with a reputable next-day courier, postage prepaid, to the parties as follows:

if to the Company:

17935 Sky Park Circle, Suite F
Irvine, CA 85016
Fax:           (949) 222-0978

if to the Holder:

As set forth in the Warrant Register of the Company.

The Company or the Holder by notice to the other party may designate additional or different addresses as shall  be furnished in writing by such party. Any notice or Communication mailed to the Holder shall be mailed by first class mail or other equivalent means at such Holder's address and shall be sufficiently given to such Holder if so mailed within the time prescribed.

14.      The Company and the Holder may from time to time supplement, modify or amend this Warrant.

15.      All the covenants and provisions of this Warrant by or for the benefit of the Company or the Holder shall be binding upon and shall inure to the benefit of their respective permitted successors and assigns hereunder.

16.      The Company shall not merge or consolidate with or into any other entity unless the entity resulting from such merger or consolidation (if not the Company) shall expressly assume, by supplemental agreement satisfactory in f01m to the Holder and executed and delivered to the Holder, the due and punctual performance and observance of each and every covenant and condition of this Warrant to be performed and observed by the Company.

17.       The validity, interpretation and performance of this Warrant shall be governed by the laws of the State of New York, as applied to contracts made and performed within  the state of New York, without regard to principles  of conflicts of law.  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York, in each case sitting in the Borough of Manhattan, City of New York, for the purpose of any suit, action, proceeding or judgment relating to or arising out of this letter agreement. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant. Each of the patties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

18.      The provisions hereof have been and are made solely for the benefit of the Company and the Holder, and their respective successors and assigns, and no other person shall acquire or have any right hereunder or by virtue hereof

19.      The headings in this Warrant are for convenience only and shall not limit or otherwise affect the meaning hereof.

20.      If any term, provision, covenant or restriction of this Warrant is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants  and restrictions  without including  any of such which may be hereafter declared invalid, illegal, void or unenforceable.

21.       This Warrant is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.   There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Warrant supersedes all prior agreements and understandings between the parties with respect to such subject matter.

22.       In any action or proceeding brought to enforce any provision of this Warrant, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Dated:

ASSURED PHARMACY, INC.

By:
Name:   _______________________________
Title:     _______________________________

[Seal]

__________________________________
Secretary

EXHIBIT I

ELECTION TO PURCHASE

The undersigned hereby irrevocably elects to exercise Warrants represented by this Warrant and to purchase the shares of Common Stock or other securities issuable upon the exercise of said Warrants, and requests that Certificates for such shares be issued and delivered as follows:

ISSUE TO:
______________________________________________________
(Name)

______________________________________________________
(Address, Including Zip Code)

______________________________________________________
(Social Security or Tax Identification Number)

DELIVER TO:
______________________________________________________
(Name)

______________________________________________________
(Address, Including Zip Code)

Number of Warrant Shares to be exercised:  ___________________________________________

In payment of the purchase price with respect to this Warrant exercised, the undersigned hereby  tenders  payment  of  $  by  (i) certified or  bank  cashiers  check  payable to the order of the Company  ; or (ii) a wire transfer of such funds to an account designated by the Company ;or (iii) elects to pay such purchase price using a cashless exercise   (check applicable box).  If the number of Warrant Shares hereby exercised is fewer than all the Warrant Shares represented by this Warrant, the undersigned requests that a new Warrant representing the number of full Warrant Shares not exercised to be issued and delivered as set forth below:

Name of Holder or Assignee:
_______________________________________________________
(Please Print)

Address:
_______________________________________________________

_______________________________________________________

Signature:
_______________________________________________________    DATED:   ____________, 200____

(Signature must confirm in all respects to name of holder as specified on the fact of this Warrant)

Signature Guaranteed:
_______________________________________________________

I - 1

EXHIBIT II

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned represented by the within Warrant, with respect to the number of Warrant Shares set forth below:

Name of Assignee	Address	Number of Warrants	Taxpayer Identification Number

and does hereby irrevocably constitute  and appoint ___________________________, Attorney, to make such transfer on the Warrant Register maintained at the principal office of the Company with full power of substitution in the premises.

Dated:  ____________________, 200____

Signature

__________________________________________________

(Signature must conform in all respects to name of holder as specified on  the  face  of this Warrant).

Signature Guaranteed:

__________________________________________________

II - 1

SCHEDULE OF COMMON STOCK WARRANTS -2009

Name	Date of Agreement	Number of Common Shares Underlying

Mosaic Private Equity III, Ltd.	June 30, 2009	57,125,000

Mosaic Financial Services, LLC	June 30, 2009	71,000,000

Mosaic Private Equity (US) LP	June 30, 2009	25,875,000

Mosaic Capital Management, Ltd.	June 30, 2009	9,500,000

Mosaic Capital Advisors, Inc.	June 30, 2009	31,500,000

II - 2